UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2021

FELLAZO CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-208237	30-0840869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

T2-L8-3, Level 8, IOI City Tower Two, Lebuh IRC, IOI Resort City, 62502 Putrajaya, Malaysia	43300
(Address of principal executive offices)	(Zip Code)

+6017 998 9889

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8  Other Events

Item 8.01 Other Events

On April 1, 2021, Yap Kit Chuan, President, director and owner of ninety-six percent (96%) of the issued and outstanding shares of Common Stock of the Company, agreed to transfer, to a number of business associates, up to approximately 26,000,000 shares of the Company’s Common Stock, representing thirty percent (30%) of the total issued and outstanding shares of Common Stock of the Company.

On July 15, 2021, Yap Kit Chuan, agreed to increase the proposed transfers up to a total of 35,000,000 shares, representing up to forty-one percent (41%) of the issued and outstanding shares of the Company’s Common Stock.  The transfer will occur from time to time and will now be completed on or before August 31, 2021. The transfers will be undertaken pursuant to Regulation S of the Securities Act of 1933, and the shares transferred will continue to carry a restrictive legend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLAZO CORP.

/s/ Yap Kit Chuan
Yap Kit Chuan
President

Date: July 19, 2021

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